OSL HOLDINGS DECIDES AGAINST A REVERSE STOCK SPLIT

YARDLEY, PA. March 24, 2014 -- OSL Holdings Inc. (OTCQB: OSLH) (“OSL” or “the Company”), a socially conscious business model dedicated to consumer advocacy, social activism and the advancement of civil liberties through the power of commerce, announced today that OSL’s Board of Directors and Executive Management Team have decided not to exercise its authority to execute a reverse stock split. Bob Rothenberg, OSL’s CEO said, “Due to market conditions and the need to focus on the continued growth of Go Green Hydroponics, our most recent acquisition, the Board and Executive Management Team have decided not to move forward with a reverse stock split. We continue to focus on the growth of our revenues and the execution of our accretive acquisition strategy.” Steve Gormley, OSL’s Chief Business Development Officer said, “We remain committed to growing our business and shareholder value through increasing revenues, strategic partnership and acquisition.”

About OSL

OSL Holdings Inc. (OTC: OSLH) is a development and technology company, specializing in affluent, liberal and libertarian markets with high disposal income, with a mission to advance civil liberties through the power of commerce. OSL Holdings’ target consumers are highly educated, respond to cause marketing initiatives and socially conscious business models, and are technologically savvy. The Company announced its intent to enter the legal marijuana market when federal law permits, providing foundational work for branding, marketing, technology, and logistics to existing or emerging legal marijuana licensees.

The Company currently operates Go Green Hydroponics, a hydroponics and indoor gardening and cultivation retail enterprise, specializing in the sale of over 1,000 products including hydroponic cultivation equipment, mineral nutrient solutions and gardening resources and equipment.

The Company has developed and intends to expand Equality Rewards, a real-time loyalty rewards platform designed to advance civil liberties through the power of commerce. Equality Rewards can facilitate the earning and redemption of rewards currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. Equality Rewards is presently focused on bringing minority and minority allied consumers together with businesses that support minority consumers and causes or are minority owned and operated. The Company’s filings with the SEC are available at http://www.sec.gov/cgi-bin/browse-edgar?company=osl+holdings&owner=exclude&action=getcompany.

For more information, please visit the Company’s website at www.oslholdings.com.

Forward-Looking Statements -- Safe Harbor

This press release contains forward-looking statements as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These statements include, but are not limited to, our expectations concerning Go Green’s revenue growth, growth rates for hydroponically-produced food, the market for medical marijuana cultivators, and our ability to provide support services to marijuana growers.

By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors, risks and uncertainties that could cause actual results and developments to differ materially from forecasted results. For a discussion of these factors, risks and uncertainties please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Company Contact:

OSL Holdings Inc.

IR/Media Contact:

Steve Gormley

steve@oslholdings.com